Exhibit 21.1

                   Subsidiaries of RCG Companies Incorporated
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                                                                                          State of              Ownership
                                     Entity                                             Incorporation          Percentage
---------------------------------------------------------------------------------    --------------------    ----------------
Flightserv, Inc...............................................................            Delaware                  100
FS Tours, Inc.................................................................            Delaware                  100
FS SunTours, Inc..............................................................            Delaware                  100
DM Marketing, Inc.............................................................            Delaware                  100
Avenel Ventures, Inc..........................................................             Nevada                   100
Logisoft Corp.................................................................            New York                  100
eStorefronts.net Corp.........................................................            New York                  100
Premiere Shoe Group, LLC......................................................            New York                   75

Inactive companies:
PDK Properties, Inc...........................................................             Georgia                  100
Internet Aviation Services Limited, Ltd.......................................             Nevada                   100
Gateway Development Corp......................................................            New York                  100
Capital First Holdings, Inc. of Georgia.......................................             Georgia                  100
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